                                                                   EXHIBIT 10.19

      TRIO-TECH
      ---------
    INTERNATIONAL

15 May 2000


Marketing & Sales Department                     [STAMP]    BY HAND
                                                            -------
Jurong Town Corporation
Jurong Town Hall
301 Town Hall Road
Singapore 609431

Attn: Mr Gerard Lien

ACCEPTANCE OF OFFER OF TENANCY FOR THE PREMISES AT BLK 1008 TOA PAYOH NORTH #01-08 TOA PAYOH INDUSTRIAL ESTATE SINGAPORE 318996

1. We refer to your letter of offer dated 2 May 2000 for the Tenancy and hereby confirm our acceptance of all the covenants, terms and conditions stipulated therein.

2. We enclose herewith a cheque for the sum of the amount of S$4,226.31 as confirmation of our acceptance.

3. In addition, we also enclose herewith a duly completed GIRO authorization form as requested by you for your information and record.

4. Please be informed that we are taking over the fittings and fixtures from the existing tenant Poh Hin Paper Box Co and undertake to reinstate the Premises to its original condition and to the satisfaction of the Corporation upon termination of the Term (by expiry or otherwise).


                                    By: /s/ Lee Siew Kuan
-----------------------------------------------------------
Name of ,Authorised signatory    :  Mrs Lee Siew Kuan
Designation                      :  Director of Logistics
For and/on behalf of

TRIO-TECH INTERNATIONAL PTE LTD

In the presence of


                                    By: /s/ Betty Ang
-----------------------------------------------------------
Name of witness                  :  Miss Betty Ang
NRIC No.                         :  S6945849A

JTC(L)3601/2506/TEMP/GL/SN

02 May,2000

Trio-Tech International Pte Ltd              BY- FAX @ 259 6355 & BY LUM
                                             ---------------------------
Blk 1008 Toa. Payoh North
#03-09 Toa Payoh Industrial Estate
Singapore 318996

(Attn, Ms Betty Ang)

Dear Sirs,

OFFER OF TENANCY FOR FLATTED FACTORY SPACE

1. We are pleased to offer a tenancy of the Premises subject to the following covenants, terms and conditions in this letter and in the annexed Memorandum of Tenancy ("the Offer") -

     1.01   Location:

            Pte Lot A 195 97(c), Blk 1008 ("the Building'), Toa Payoh North #01-08 Toa Payoh Industrial Estate Singapore 318996 ("The Premises") as delineated and edged in red on the plan attached to the Offer.

     1.02   Term of Tenancy:

            3 years ("the Term") with effect from 01 July 2000 ("the Commencement Date")-

     1.03   Tenancy Agreement:

            Upon due acceptance of the Offer in accordance with clause 2 of this letter, you shall have entered into a tenancy agreement with US ("the Tenancy") and will be bound by the covenants, terms and conditions thereof

            In the event of any inconsistency or conflict between any covenant, term or condition of this letter and the Memorandum of Tenancy, the relevant covenant, term or condition in this letter shall prevail,

     1,04   Area:

            Approximately 56.0 square metres (subject to survey).

     1.05   Rent and Service Charge:

            (a) Discounted rate of $16.30 per square metre for so long as the Tenant shall occupy by way of tenancy an aggregate floor area of not less than 1,000 square metres in the Building or in the various flatted factories belonging to the Landlord, and

            (b) Normal rate of $16.30 per square metres with effect from the date the said aggregate floor area occupied is reduced to below 1,000 square metres (ie. when the discount shall be totally withdraft),

                 ("Rent") to be paid without demand and in advance without deduction on the 1st day of each month of the year (i.e. 1st of January, February, March, etc.). The next payment shall be made on 01 August 2000.

            Service charge:

            $2.10 per square metre per month, ("Service Charge") as charges for services rendered by us, payable without demand on the same date and in the same manner as the Rent, subject to our revision from time to time.

     1.06   Security Deposit/Banker's Guarantee;

            You will at the time of acceptance of the Offer be requited to place with us a deposit of $3,091.20 equivalent to 3 months' Rent (at the discounted rate) and Service Charge ("Security Deposit") as security against any breach of the covenants, terms and conditions in the Tenancy.

            The Security Deposit may be in the form of cash and/or acceptable Banker's Guarantee in the form attached (effective from 01 May 2000 to 31 December 2003) and/or such other form of security as we may in our absolute discretion permit or accept.

            The security Deposit must be maintained at the same sum throughout the Term and shall be repayable to you without interest or returned to you for cancellation, after the termination of the Term (by expiry or otherwise) or expiry of the Banker's Guarantee, as the case may be, subject to appropriate deductions or payment to us for damages or other sums due under the Tenancy.

            If the Rent at the discounted rate is increased to the normal rate or Service Charge is increased or any deductions are made from the Security Deposit, you arc to immediately pay the amount of such increase or make good the deductions so that the Security Deposit shall at all times be equal to 3 months' Rent and Service Charge.

     1.07   Made of Payment:

            Except for the payment to be made with your letter of acceptance pursuant to clause 2 of this letter, during the Term, you shall pay Rent, Service Charge and CTST by Interbank GIRO or any other mode to be determined by us,

            Accordingly, you are to provide us with the duly completed GIRO authorization form enclosed herewith.

            However, pending finalisation for the GIRO arrangement, you shall pay Rent, Service Charge and GST as they fall due by cheque.

     1.08   Permitted Use:

            (a) Subject to clause 1. 12 of this letter, you shall commence full operation within four (4) months of the Commencement Date for the purpose of storage and operation of transformer and switchboards only and for no other purpose whatsoever ("the Authorised Use").

            (b) Thereafter, you shall maintain full and continuous operations and use and occupy the whole of the Premises for the Authorised Use.

            (c) Subject to clauses (a) and (b) above, you shall use and occupy at least sixty percent (60%) of the gross floor area of the Premises for industrial activities and ancillary stores, and use and occupy the remaining grow floor area, if any, for offices, neutral areas, communal facilities and such other uses may be approved in writing by us and the relevant government and statutory authorities PROVIDIED THAT you shall not use and occupy the Premises for the purpose of commercial office and storage unrelated to the Authorised Use.

     1.09   Approvals

            The Tenancy is subject to approvals being obtained from the relevant government and Statutory authorities.

     1.10   Possession of Premises:

            (a) Keys to the Premises will be given to you two (2) months prior to the Commencement Date subject to due acceptance of the Offer ("Possession Date").

            (b) From the Possession Date until the Commencement Date, you shall be deemed a licensee upon the same terms and conditions in the Tenancy.

            (c) If you proceed with the Tenancy after the Commencement Date, the licence fee payable from the Possession Date to the Commencement Date shall be waived ("Rent-Free Period"). Should you fail to so proceed, you shall:

                 (i)   remove everything installed by you;
                 (ii) reinstate the Premises to its original state and condition, and
                 (iii) pay us a sum equal to the prevailing market rent payable for the period from the Possession Date up to the date the installations are removed and reinstatement completed to our satisfaction,

                 without prejudice to any other rights and remedies we may have against you wider the Tenancy or at law.

     1.11   Preparation and Submission of Plans:

            (a) No alteration, addition, improvement, erection, installation or interference to or in the Premises or the fixtures and fittings therein is permitted without Building Control Unit [BCU(JTC)] prior written consent. Your attention is drawn to clauses 2.10 to 2.19 and 2.34 of the Memorandum of Tenancy.

            (b) You will be required to prepare and submit floor layout plans of your factory and plans of the air-conditioning works in accordance with the terms of the tenancy and the 'Guide' attached. It is important that you should proceed with the preparation and submission of the plans in accordance with the procedures set out in the said 'Guide'.

            (c) Should there be alteration of existing automatic fire alarm and sprinkler system installation, alteration plans shall be submitted to Building Control Unit [BCU(JTC)] for approval on fire safety aspects. All air-conditioning, fire alarm & sprinkler system plans must be signed by a relevant Professional Engineer, registered with the Professional Engineers Board of Singapore.

            (d) Upon due acceptance of the Offer, a copy of the floor and elevation plans (transparencies) will be issued to you to assist in the preparation of the plans requited herein.

            (e) No work shall commence until the plans have been approved by Building Control Unit [BCU(JTC)].

     1.12   Final Inspection:

            You shall ensure that final inspection by us of all installations is carried out and our approval of the same is obtained before any operations in the Premises may be commenced.

     1.13   Special Conditions:

            1. You shall comply and ensure compliance with the following restrictions:

                 (a) maximum loading capacity of the goods lifts in the Building; and

                 (b) maximum floor loading capacity of 12.50 kiloNewtons per square metre of the Premises on the 1st storey of the Building PROVIDED THAT any such permitted load shall be evenly distributed.

                 We shall not be liable for any loss or damage that you may suffer from any subsidence or cracking of the ground floor slabs and aprons of the Building.

            2 The Offer is subject to Poh Hin Paper Box Co returning vacant possession of the Promises by 30/04/2000

            3 If you are taking over the Premises In Its existing state and condition, including oil the fixtures and fittings installed by or belonging to Poh Hin Paper Box Co ("the Said Installations") then:-

                 (a) You shall accept the Premises including the Said Installations in its condition existing at the Commencement Date or the earlier acceptance of the keys to the Premises by the Tenant, whichever is the earlier ('the Control Date').

                 (b) You are to immediately or within such period stipulated in writing by us, at your own cost and expense, ensure:-

                      (i) that the Said Installations have been approved in writing by us and that plans on The Said installations have been submitted to and approved in writing by us;

                      (ii) that the Said Installations comply fully with all guidelines and requirements of the Building Control Unit [BCU(JTC)] and other Authorities prevailing at the Control Date;

                      (iii) that such or all of the Said installations not approved by us under (i) or which have failed to comply with (ii) are demolished and removed, subject to clauses 2.12, 2.13 and 2.14 of the Memorandum of Tenancy; and

                 (c) at the termination of the Term, by expiry or otherwise, you shall remove the Said Installations, and reinstate the Premises in accordance with clause 2.32 of the Memorandum of Tenancy,

          4    Qption for renewal of tenancy-
               -----------------------------

               (a) You may within 3 months before the expiry of the Term make a written request to us for a further term of tenancy.

               (b) We may grant you a further term of tenancy of the Premises upon mutual terms to be agreed between you and us subject to the following:

                    (i) there shall be no breach of your obligations at the time you make your request for a further term;

                    (ii) our determination of revised rent, having regard to the market rent of the Premises at the time of granting the further term, shall be final;

                    (iii) we shall have absolute discretion to determine such covenants, terms and conditions, but excluding a covenant for renewal of tenancy; and

                    (iv) there shall not be any breach of your obligations at the expiry of the Term.


               5 You shall ensure that the operations of the transformers do not affect the neighboring units' (inclusive of the upstairs units) normal operations.

               6 You shall erect a wall separating units #01-07 and #01 -08 that conform to the relevant authorities' requirements for the transformer room.

2.   Mode of Acceptance:

     The Offer shall lapse if we do not receive the following by 06 May 2000:-

     . Duly signed letter of acceptance (in duplicate) of all the covenants, terms and conditions in the Tenancy in the, form enclosed at the Appendix. (Please date is required in the Appendix)

     .    Payment of the sum set out in clause 4,

     .    Duly completed GIRO authorization form.

3. Please note that payments made prior to your giving us the other items listed above may be cleared by and credited by us upon receipt. However, if the said other items are not forthcoming from you within the time stipulated herein. the Offer shall lapse and there shall be no contract between you and us arising hereunder. Any payments received shall then be refunded to you without interest and you shall have no claim of whatsoever nature against

4    The total amount payable is as follows:

----------------------------------------------------------------------------------------------------------------------
                                                               AMOUNT                             +3 % GST
----------------------------------------------------------------------------------------------------------------------
Rent:
----

Rent at $16.30 psm per month on 56,0 sqm for
period 01 July 2000 to 31 July 2000                            $912.80


Less:
-----

3% property tax rebate on rental value (01/07/2000             $ 27.38
to 30/06/2001)                                                 -------
                                                               $885.42

----------------------------------------------------------------------------------------------------------------------
Service Charge.-
--------------

Service Charge at $2.10 psm per
month on 56.0 sqm for period                                   $ 117.6        $1,003.02            $ 30.09
01 July 2000 to 31 July 2000                                   -------

----------------------------------------------------------------------------------------------------------------------
Deposit equivalent to three months'
rent and service charge (or Banker's
Guarantee provided in accordance with
sub-paragraph 1.06 above)                                                     $3,091.20

----------------------------------------------------------------------------------------------------------------------
Stamp fee payable on Letter of
Acceptance which will be stamped by
JTC on your behalf                                                            $  102.00

----------------------------------------------------------------------------------------------------------------------
        Sub-Total Payable                                                     $4,196.22            $330.09

----------------------------------------------------------------------------------------------------------------------
 Add: 3 % GST                                                                 $   30.09
 ---                                                                          ---------
----------------------------------------------------------------------------------------------------------------------
      Total Amount Payable                                                    $4,226.31
                                                                              ---------
----------------------------------------------------------------------------------------------------------------------

5    Rent-Free Period:

     As the Commencement Date will not be deferred, we advise you to accept the Offer as soon as possible and to collect the keys to the Premises on the scheduled date in order to maximize -the Rent-Free Period referred to in clause 1.10(c) of this letter.

6.   Variation to The Tenancy

     This letter and the Memorandum of Tenancy constitute the full terms and conditions governing the Offer and no terms or representation or otherwise, whether express or implied, shall form part of the Offer other than what is contained herein. Any variation, modification, amendment, deletion, addition or otherwise of the covenants, terms and conditions of the Offer shall not be enforceable unless agreed by both parties and reduced in writing by us.


7.   Car-Parking Scheme;

     (a) The car park for Blk 1008 is currently managed by a Tenants' Committee and You will:

          (i) have to contribute towards all the operational and management costs, if any, incurred in connection with the car parks,

          (ii) observe and be bound by all the rules and regulations governing the use and operation of the car park. A copy of the Tenant Committee's current rules and regulations is obtainable from the Tenants' Committee. You are required to contact:

                         Ms Susan Ng
                         Wilson Parking (S) Pte Ltd
                         32 Sultan Centre
                         Singapore 198480
                         Tel No - 2966600

          a member of the Committee, on your use of the car park.

     (b) The Corporation shall not be liable for any loss, damage, injury, liabilities claim or action you may sustain or suffer in the use of the car park and the tenants shall fully indemnify the Corporation against any loss, claims, penalties, demands, and damage arising from the private management and operations of the car park by the tenants.

8.   Application for Approvals, Utilities etc.

     Upon your acceptance of the covenants, terms and conditions of the Offer, you are advised to proceed expeditiously as follows:

     8.01 Preliminary Clearance:

          Comply with the requirements of the Chief Engineer (Central Building Plan Unit), Pollution Control Department and/or other departments pursuant to your application/s for preliminary clearance. (Please note that we have referred your application to the relevant department/s)

     8.02 Discharge of Trade Effluence:

          Complete the attached Application for Permission to Discharge Trade Effluent into Public Sewer and return the application form direct to the Head, Pollution Control Department, Ministry of Environment; Environment Building, 40 Scotts Road. Singapore 228231 (Telephone No. 7327 733).

     8.03 Electricity:

          Engage a Registered electrical consultant or competent contractor to submit three sets of electrical single-line diagrams to and in accordance with the requirements of our Property Support Department
          (FSD), Customer Services Group, M East Zone Office for endorsement before on application is Made to the Power Supply Pte Ltd to open an account for electricity connection. Please contact our Pro" Support Department (PSD) at Blk 25 Kallang Avenue #05-01 Kallang Ruin Industrial Estate Singapore 339416 direct for their requirements.

     8.04 Water:

          Submit four copies of sketch plans, prepared by a licensed plumber, showing the section and layout of the plumbing, to our Building Control Unit [BCU(JTC)] for approval prior to the issue of a letter to Water Conservation Department, Public Utilities Board to assist you in your application for a water sub-meter.

     8.05 Telephone:

         Apply direct to Singapore Telecommunications Ltd for all connections.

     8.06 Automatic Fire Alarm System (Incorporating Heat Detector)

          Engage a registered electrical consultant/professional engineer to submit two sets of fire alarm drawings, indicating the existing fixtures if any, the proposal modifications of the fn alarm and the layout of machinery, etc to and in accordance with the requirements of our Building Control Unit [BCU(JTC)]. Please contact our Building Control Unit (BCU(JTQ)] at 301 Jurong Town Hall. Road (3rd level) Singapore 609431 direct for further requirements.

     8.07 Factory Inspectorate

          Complete and return direct to Chief Inspector of Factories the attached Form, "Particulars to be submitted by occupiers or Intending Occupiers of Factories".


Yours faithfully


By: /s/ Gerard Lien
----------------------------------
GERARD LIEN
MARKEKTING & SALES DEPARTMENT
INDUSTRIAL PARKS DEVELOPMENT GROUP
JURONG TOWN CORPORTION
Attd